Exhibit 99.1

UNDER ARMOUR REPORTS FOURTH QUARTER AND FULL-YEAR
FISCAL 2024 RESULTS; PROVIDES INITIAL FISCAL 2025 OUTLOOK

Company Also Announced a New $500 Million Share Repurchase Program

BALTIMORE, May 16, 2024 – Under Armour, Inc. (NYSE: UA, UAA) announced unaudited financial results for its fourth quarter and full-year fiscal 2024, which ended March 31, 2024. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“Amid a challenging retail environment in fiscal 2024 that included high inventories and a consistent drumbeat of promotions – we demonstrated disciplined expense control and delivered results that were aligned with our previous outlook,” said Under Armour President and CEO Kevin Plank. “We also maintained a strong balance sheet, closing the year with a solid cash position and healthy inventory levels.”

Fourth Quarter Fiscal 2024 Review
•Revenue was down 5 percent to $1.3 billion (down 5 percent currency neutral).
–North America revenue decreased 10 percent to $772 million, and international revenue increased 7 percent to $561 million (up 6 percent currency neutral). In the international business, revenue increased 10 percent in EMEA (up 7 percent currency neutral), 1 percent in Asia-Pacific (up 5 percent currency neutral), and 20 percent in Latin America (up 12 percent currency neutral).
–Wholesale revenue decreased 7 percent to $850 million, and direct-to-consumer revenue was flat at $455 million. Owned and operated store revenue increased 7 percent and eCommerce revenue decreased 8 percent, representing 43 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 1 percent to $877 million. Footwear revenue was down 11 percent to $338 million. Accessories revenue was down 7 percent to $89 million.
•Gross margin increased 170 basis points to 45.0 percent, driven primarily by supply chain benefits related to lower product and freight costs. This was partially offset by unfavorable foreign currency impacts and proactive inventory management actions, including increased promotional activities in our direct-to-consumer business.
•Selling, general & administrative expenses were up 5 percent to $603 million. Excluding a $58 million litigation reserve expense, adjusted selling, general & administrative expenses were down 5 percent to $546 million.
•Operating loss was $4 million. Adjusted operating income was $54 million.
•Net Income was $7 million. Adjusted net income was $49 million.
•Diluted earnings per share was $0.02. Adjusted diluted earnings per share was $0.11.
•Inventory was down 19 percent to $958 million.
•At the end of the quarter, Cash and Cash Equivalents were $859 million, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Full Year Fiscal 2024 Review
•Revenue was down 3 percent to $5.7 billion (down 4 percent currency neutral).
–North America revenue decreased 8 percent to $3.5 billion, and international revenue increased 8 percent to $2.2 billion (up 7 percent currency neutral). Within the international business, revenue increased 9 percent in EMEA (up 6 percent currency neutral), 6 percent in Asia-Pacific (up 9 percent currency neutral), and 8 percent in Latin America (down 1 percent currency neutral).
–Wholesale revenue decreased 7 percent to $3.2 billion, and direct-to-consumer revenue increased 3 percent to $2.3 billion due to a 5 percent increase in owned and operated store revenue and a 1 percent increase in eCommerce revenue, which represented 41 percent of the total direct-to-consumer business for the year.
–Apparel revenue decreased 2 percent to $3.8 billion, footwear revenue decreased 5 percent to $1.4 billion and accessories revenue declined 1 percent to $406 million.
•Gross margin increased 130 basis points to 46.1 percent, driven primarily by supply chain benefits related to lower freight and product costs. This was partially offset by proactive inventory management actions, including increased promotional activities in our direct-to-consumer business.
•Selling, general & administrative expenses were up 1 percent to $2.4 billion. Excluding an $80 million litigation reserve expense, adjusted selling, general & administrative expenses were down 2 percent to $2.3 billion.
•Operating income was $230 million. Excluding the company's litigation reserve expense, adjusted operating income was $310 million.
•Net Income was $232 million. Excluding a $50 million earn-out benefit in connection with the sale of the MyFitnessPal platform, the litigation reserve expense, and related tax impacts, adjusted net income was $245 million.
•Diluted earnings per share was $0.52. Adjusted diluted earnings per share was $0.54.

Fiscal 2025 Restructuring Plan

To strengthen and support the company's financial and operational efficiencies, Under Armour’s Board of Directors has approved a restructuring plan.

In conjunction with this plan, the company expects to incur total estimated pre-tax restructuring and related charges of approximately $70 to $90 million, including:
•Up to $50 million in cash-related charges, consisting of approximately $15 million in employee severance and benefits costs, and $35 million related to various transformational initiatives, and
•Up to $40 million in non-cash charges comprised of approximately $7 million in employee severance and benefits costs and $33 million in facility, software and other asset-related charges and impairments.

Fiscal 2025 Outlook

“Due to a confluence of factors, including lower wholesale channel demand and inconsistent execution across our business, we are seizing this critical moment to make proactive decisions to build a premium positioning for our brand, which will pressure our top and bottom line in the near term,” Plank continued, “Over the next 18 months, there is a significant opportunity to reconstitute Under Armour’s brand strength through achieving more, by doing less and focusing on our core fundamentals: driving demand through better products and storytelling, running smarter plays like simplifying our operating model and elevating our consumer experience. In parallel, we’re focused on cost management and implementing the strategies necessary to grow our brand and improve shareholder value as we move forward.”

Key points related to Under Armour's fiscal 2025 outlook include:
•Revenue is expected to be down at a low-double-digit percentage rate. This includes an expected 15 to 17 percent decline in North America as the company works to meaningfully reset this business following years of heightened promotional activities, particularly in its DTC business and a low-single digit percent decline in its international business due to more conservative macro consumer trends and actions to protect the brand strength it has built.
•Gross margin is expected to be up 75 to 100 basis points compared to the prior year, driven by a material reduction in promotional and discounting activities in the company’s direct-to-consumer business and product costing benefits.
•Selling, general and administrative expenses are expected to be down 2 to 4 percent.
•Operating income is expected to be $50 to $70 million. Excluding the mid-point of anticipated restructuring charges, adjusted operating income is expected to be $130 to $150 million.
•Diluted earnings per share is expected to be between $0.02 and $0.05. Adjusted diluted earnings per share is expected to be between $0.18 and $0.21.
•Capital expenditures are expected to be between $200 to $220 million.

Share Buyback Program
The company also announced that its Board of Directors has authorized the repurchase of up to $500 million of Under Armour's outstanding Class C common stock. Repurchases under this program may be made over the next three years through various methods, including accelerated share repurchase, open market, or privately negotiated transactions.

Conference Call and Webcast
Under Armour will hold its fourth quarter fiscal 2024 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency-neutral” and "adjusted" results, as well as "adjusted" forward-looking estimates of the company's results for its 2025 fiscal year ending March 31, 2025. Management believes this information is helpful to investors in comparing the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the effect of the company's litigation reserve expense, any gain or loss in connection with the sale of the MyFitnessPal platform, and the impact of the company's fiscal year 2025 restructuring plan and related charges and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, potential restructuring efforts, including the scope of these restructuring efforts and the amount of potential charges and costs, the timing of these measures and the anticipated benefits of our restructuring plans, expectations regarding promotional activities, freight, product cost pressures, and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, our liquidity and use of capital resources, the development and introduction of new products, the implementation of our marketing and branding strategies, the future benefits and opportunities from significant investments, and the impact of litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including increasing inflation, that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes to the financial health of our customers; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; our ability to successfully execute any potential restructuring plans and realize their expected benefits; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations, Treasury and Corporate Development
(410) 246-6810

Amanda Miller
SVP, Chief Communications Officer
(408) 219-0563

The Company revised its prior period financial statements for accounting corrections to the Company's Consolidated Statements of Operations primarily related to cost of goods sold and selling, general and administrative expenses, as well as corresponding impacts to the Company's other Consolidated Financial Statements. The impacts of these revisions were not material to the Company’s previously filed financial statements. These revisions relate to a number of immaterial corrections that were identified by management and when accumulated, required a correction to the Company's previously filed financial statements. Information presented in the tables below as of March 31, 2023, for the three months ended March 31, 2023 and for the year ended March 31, 2023 has been revised to reflect these corrections. See Note 1 to the Company’s Consolidated Financial Statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, to be filed with the Securities and Exchange Commission. As a result of these corrections, the Company is currently assessing the nature of deficiencies in its internal control over financial reporting.

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2024, and 2023
(Unaudited; in thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended March 31,				Year Ended March 31,
in '000s	2024	% of Net Revenues	2023	% of Net Revenues	2024	% of Net Revenues	2023	% of Net Revenues
Net revenues	$1,332,197	100.0%	$1,398,605	100.0%	$5,701,879	100.0%	$5,903,165	100.0%
Cost of goods sold	732,601	55.0%	793,112	56.7%	3,071,626	53.9%	3,259,334	55.2%
Gross profit	599,596	45.0%	605,493	43.3%	2,630,253	46.1%	2,643,831	44.8%
Selling, general and administrative expenses	603,150	45.3%	575,931	41.2%	2,400,502	42.1%	2,380,245	40.3%
Income (loss) from operations	(3,554)	(0.3)%	29,562	2.1%	229,751	4.0%	263,586	4.5%
Interest income (expense), net	2,478	0.2%	(1,651)	(0.1)%	268	—%	(12,826)	(0.2)%
Other income (expense), net	(3,708)	(0.3)%	(10,204)	(0.7)%	32,055	0.6%	17,096	0.3%
Income (loss) before income taxes	(4,784)	(0.4)%	17,707	1.3%	262,074	4.6%	267,856	4.5%
Income tax expense (benefit)	(11,327)	(0.9)%	(153,171)	(11.0)%	30,006	0.5%	(108,645)	(1.8)%
Income (loss) from equity method investments	25	—%	(308)	—%	(26)	—%	(2,042)	—%
Net income (loss)	$6,568	0.5%	$170,570	12.2%	$232,042	4.1%	$374,459	6.3%

Basic net income (loss) per share of Class A, B and C common stock	$0.02		$0.38		$0.53		$0.83
Diluted net income (loss) per share of Class A, B and C common stock	$0.02		$0.38		$0.52		$0.81
Weighted average common shares outstanding Class A, B and C common stock
Basic	435,582		444,052		440,324		451,426
Diluted	447,385		454,652		451,011		461,509

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2024, and 2023
(Unaudited; in thousands)
NET REVENUES BY SEGMENT

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2024	2023	% Change	2024	2023	% Change
North America	$771,870	$861,869	(10.4)%	$3,505,167	$3,820,522	(8.3)%
EMEA	284,134	259,514	9.5%	1,081,915	992,624	9.0%
Asia-Pacific	226,704	224,923	0.8%	873,019	825,338	5.8%
Latin America	50,241	41,806	20.2%	229,481	213,215	7.6%
Corporate Other (1)	(752)	10,493	(107.2)%	12,297	51,466	(76.1)%
Total net revenues	$1,332,197	$1,398,605	(4.7)%	$5,701,879	$5,903,165	(3.4)%
NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2024	2023	% Change	2024	2023	% Change
Wholesale	$849,805	$908,505	(6.5)%	$3,243,187	$3,468,126	(6.5)%
Direct-to-consumer	454,690	453,853	0.2%	2,335,154	2,266,827	3.0%
Net Sales	1,304,495	1,362,358	(4.2)%	5,578,341	5,734,953	(2.7)%
License revenues	28,454	25,754	10.5%	111,241	116,746	(4.7)%
Corporate Other (1)	(752)	10,493	(107.2)%	12,297	51,466	(76.1)%
Total net revenues	$1,332,197	$1,398,605	(4.7)%	$5,701,879	$5,903,165	(3.4)%
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2024	2023	% Change	2024	2023	% Change
Apparel	$877,347	$888,920	(1.3)%	$3,789,016	$3,871,167	(2.1)%
Footwear	337,738	377,740	(10.6)%	1,383,610	1,455,265	(4.9)%
Accessories	89,410	95,698	(6.6)%	405,715	408,521	(0.7)%
Net Sales	1,304,495	1,362,358	(4.2)%	5,578,341	5,734,953	(2.7)%
Licensing revenues	28,454	25,754	10.5%	111,241	116,746	(4.7)%
Corporate Other (1)	(752)	10,493	(107.2)%	12,297	51,466	(76.1)%
Total net revenues	$1,332,197	$1,398,605	(4.7)%	$5,701,879	$5,903,165	(3.4)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities.

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2024, and 2023
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended March 31,				Year Ended March 31,
in '000s	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)
North America	$139,841	18.1%	$131,135	15.2%	$677,882	19.3%	$714,656	18.7%
EMEA	58,467	20.6%	27,138	10.5%	176,205	16.3%	112,161	11.3%
Asia-Pacific	33,630	14.8%	23,386	10.4%	119,650	13.7%	100,276	12.1%
Latin America	5,642	11.2%	4,271	10.2%	38,401	16.7%	23,487	11.0%
Corporate Other (2)	(241,134)	NM	(156,368)	NM	(782,387)	NM	(686,994)	NM
Income (loss) from operations	$(3,554)	(0.3)%	$29,562	2.1%	$229,751	4.0%	$263,586	4.5%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.

Under Armour, Inc.
As of March 31, 2024, and March 31, 2023
(Unaudited; in thousands)
CONSOLIDATED BALANCE SHEETS

in '000s	March 31, 2024	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$858,691	$710,929
Accounts receivable, net	757,339	758,564
Inventories	958,495	1,185,657
Prepaid expenses and other current assets, net	289,157	293,334
Total current assets	2,863,682	2,948,484
Property and equipment, net	664,503	644,834
Operating lease right-of-use assets	434,699	489,306
Goodwill	478,302	481,992
Intangible assets, net	7,000	8,940
Deferred income taxes	221,033	186,908
Other long-term assets	91,515	67,089
Total assets	$4,760,734	$4,827,553
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$80,919	$—
Accounts payable	483,731	648,486
Accrued expenses	287,853	366,530
Customer refund liabilities	139,283	160,533
Operating lease liabilities	139,331	140,990
Other current liabilities	34,344	42,744
Total current liabilities	1,165,461	1,359,283
Long-term debt, net of current maturities	594,873	674,478
Operating lease liabilities, non-current	627,665	705,713
Other long-term liabilities	219,449	121,932
Total liabilities	2,607,448	2,861,406
Total stockholders’ equity	2,153,286	1,966,147
Total liabilities and stockholders’ equity	$4,760,734	$4,827,553

Under Armour, Inc.
For the Years Ended March 31, 2024 and 2023
(Unaudited; in thousands)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
in '000s	2024	2023
Cash flows from operating activities
Net income (loss)	$232,042	$374,459
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	142,590	135,456
Unrealized foreign currency exchange rate (gain) loss	16,080	(8,463)
Loss on disposal of property and equipment	1,623	2,616
Non-cash restructuring and impairment charges	6,179	1,959
Amortization of bond premium and debt issuance costs	2,034	2,192
Stock-based compensation	42,998	36,811
Deferred income taxes	(23,693)	(153,143)
Changes in reserves and allowances	13,612	11,696
Changes in operating assets and liabilities:
Accounts receivable	(3,906)	(60,910)
Inventories	216,484	(368,992)
Prepaid expenses and other assets	(29,060)	(37,907)
Other non-current assets	34,920	(60,944)
Accounts payable	(197,887)	76,280
Accrued expenses and other liabilities	(18,267)	(9,388)
Customer refund liability	(21,427)	851
Income taxes payable and receivable	(60,352)	17,541
Net cash provided by (used in) operating activities	353,970	(39,886)
Cash flows from investing activities
Purchases of property and equipment	(150,333)	(158,066)
Sale of MyFitnessPal platform	45,000	35,000
Net cash provided by (used in) investing activities	(105,333)	(123,066)
Cash flows from financing activities
Common shares repurchased	(75,000)	(125,000)
Employee taxes paid for shares withheld for income taxes	(6,163)	(5,151)
Proceeds from exercise of stock options and other stock issuances	3,193	3,776
Payments of debt financing costs	(720)	—
Net cash provided by (used in) financing activities	(78,690)	(126,375)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19,775)	(5,315)
Net increase (decrease) in cash, cash equivalents and restricted cash	150,172	(294,642)
Cash, cash equivalents and restricted cash
Beginning of period	726,745	1,021,387
End of period	$876,917	$726,745

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2024
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended March 31, 2024	Year Ended March 31, 2024
Total Net Revenue
Net revenue growth - GAAP	(4.7)%	(3.4)%
Foreign exchange impact	(0.2)%	(0.2)%
Currency neutral net revenue growth - Non-GAAP	(4.9)%	(3.6)%

North America
Net revenue growth - GAAP	(10.4)%	(8.3)%
Foreign exchange impact	(0.1)%	0.3%
Currency neutral net revenue growth - Non-GAAP	(10.5)%	(8.0)%

EMEA
Net revenue growth - GAAP	9.5%	9.0%
Foreign exchange impact	(2.4)%	(3.3)%
Currency neutral net revenue growth - Non-GAAP	7.1%	5.7%

Asia-Pacific
Net revenue growth - GAAP	0.8%	5.8%
Foreign exchange impact	3.7%	3.5%
Currency neutral net revenue growth - Non-GAAP	4.5%	9.3%

Latin America
Net revenue growth - GAAP	20.2%	7.6%
Foreign exchange impact	(8.7)%	(8.6)%
Currency neutral net revenue growth - Non-GAAP	11.5%	(1.0)%

Total International
Net revenue growth - GAAP	6.6%	7.5%
Foreign exchange impact	(0.3)%	(1.0)%
Currency neutral net revenue growth - Non-GAAP	6.3%	6.5%

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2024
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED SELLING GENERAL AND ADMINISTRATIVE EXPENSES

in '000s	Three months ended March 31, 2024	Year ended March 31, 2024
GAAP selling, general and administrative expenses	$603,150	$2,400,502
Add: Impact of litigation reserve	(57,500)	(80,000)
Adjusted selling, general and administrative expenses	$545,650	$2,320,502

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended March 31, 2024	Year ended March 31, 2024
GAAP income from operations	$(3,554)	$229,751
Add: Impact of litigation reserve	57,500	80,000
Adjusted income from operations	$53,946	$309,751

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended March 31, 2024	Year ended March 31, 2024
GAAP net income	$6,568	$232,042
Add: Impact of litigation reserve	57,500	80,000
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	—	(50,000)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	700
Add: Impact of provision for income taxes	(14,910)	(17,913)
Adjusted net income	$49,158	$244,829

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended March 31, 2024	Year ended March 31, 2024
GAAP diluted net income per share	$0.02	$0.52
Add: Impact of litigation reserve	0.13	0.18
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	—	(0.11)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	—
Add: Impact of provision for income taxes	(0.04)	(0.05)
Adjusted diluted net income per share	$0.11	$0.54

Under Armour, Inc.
Outlook for the Year Ended March 31, 2025
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2025 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP income from operations	$50	$70
Add: Impact of restructuring and related impairment (1)	80	80
Adjusted income from operations	$130	$150

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP diluted net income per share	$0.02	$0.05
Add: Impact of restructuring and related impairment, net of tax (1)	0.16	0.16
Adjusted diluted net income per share	$0.18	$0.21

(1) The estimated impact of the restructuring plan presented above assumes the mid-point of the Company's estimated range of restructuring and related charges, which is $70-$90 million.

Under Armour, Inc.
(Unaudited; in thousands)

The Company revised its prior period financial statements for accounting corrections to the Company's Consolidated Statements of Operations primarily related to cost of goods sold and selling, general and administrative expenses, as well as corresponding impacts to the Company's other Consolidated Financial Statements. The impact of these revisions was not material to the Company’s previously filed financial statements. See Note 1 to the Company’s Consolidated Financial Statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, to be filed with the Securities and Exchange Commission. The Company has elected to present certain revised quarterly financial information for fiscal 2024 and fiscal 2023 to reflect these corrections in the tables below.

SELECTED FISCAL 2024 and 2023 STATEMENTS OF OPERATIONS DATA

	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Three Months Ended March 31, 2024	Fiscal 2024	% of Net Revenues

Net revenues	$1,316,965	$1,566,674	$1,486,043	$1,332,197	$5,701,879	100.0%
Cost of goods sold	704,792	816,615	817,618	732,601	3,071,626	53.9%
Gross profit	612,173	750,059	668,425	599,596	2,630,253	46.1%
Selling, general and administrative expenses	589,072	607,023	601,257	603,150	2,400,502	42.1%
Income (loss) from operations	23,101	143,036	67,168	(3,554)	229,751	4.0%
Interest income (expense), net	(1,626)	(373)	(211)	2,478	268	—%
Other income (expense), net	(6,060)	(6,104)	47,927	(3,708)	32,055	0.6%
Income (loss) before income taxes	$15,415	$136,559	$114,884	$(4,784)	$262,074	4.6%

	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022	Three Months Ended March 31, 2023	Fiscal 2023	% of Net Revenues
Net revenues	$1,348,777	$1,574,296	$1,581,487	$1,398,605	$5,903,165	100.0%
Cost of goods sold	720,860	860,799	884,563	793,112	3,259,334	55.2%
Gross profit	627,917	713,497	696,924	605,493	2,643,831	44.8%
Selling, general and administrative expenses	599,286	597,595	607,433	575,931	2,380,245	40.3%
Income (loss) from operations	28,631	115,902	89,491	29,562	263,586	4.5%
Interest income (expense), net	(6,005)	(3,555)	(1,615)	(1,651)	(12,826)	(0.2)%
Other income (expense), net	(14,241)	(5,771)	47,312	(10,204)	17,096	0.3%
Income (loss) before income taxes	$8,385	$106,576	$135,188	$17,707	$267,856	4.5%

Under Armour, Inc.
As of March 31, 2024, and 2023
COMPANY-OWNED & OPERATED DOOR COUNT

	March 31,
	2024	2023
Factory House	183	176
Brand House	17	18
North America total doors	200	194

Factory House	173	165
Brand House	67	80
International total doors	240	245

Factory House	356	341
Brand House	84	98
Total doors	440	439